PARTICIPATION AGREEMENT


                                      AMONG


                              RYDEX VARIABLE TRUST,

                         PADCO FINANCIAL SERVICES, INC.

                                       AND

                          AMERITAS LIFE INSURANCE CORP.

                                   DATED AS OF

                                 APRIL 30, 1999










1-PH/360848.3

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                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

ARTICLE I       Purchase of Trust Shares.......................................2

ARTICLE II      Representations and Warranties.................................4

ARTICLE III     Prospectuses, Reports to Shareholders
                and Proxy Statements, Voting...................................6

ARTICLE IV      Sales Material and Information.................................8

ARTICLE V       Fees and Expenses..............................................9

ARTICLE VI      Diversification...............................................10

ARTICLE VII     Potential Conflicts...........................................10

ARTICLE VIII    Indemnification...............................................12

ARTICLE IX      Applicable Law................................................17

ARTICLE X       Termination...................................................17

ARTICLE XI      Notices.......................................................19

ARTICLE XII     Miscellaneous.................................................19

SCHEDULE A      Separate Accounts and Contracts...............................23

SCHEDULE B      Proxy Voting Procedures.......................................24



1-PH/360848.3

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         THIS AGREEMENT, made and entered into as of the 30th day of April, 1999 by and among AMERITAS LIFE INSURANCE CORP. (hereinafter the "Company"), a Nebraska corporation, on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), RYDEX VARIABLE TRUST (hereinafter the "Trust"), a Delaware business trust, and PADCO
FINANCIAL   SERVICES,   INC.   (hereinafter  the   "Underwriter"),   a  Maryland
corporation.

         WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as (i) the investment vehicle for separate accounts established by insurance companies for individual and group life insurance policies and individual and group annuity contracts with variable accumulation and/or pay-out provisions (hereinafter referred to individually and/or collectively as "Variable Insurance Products") and (ii) the investment vehicle for certain qualified pension and retirement plans (hereinafter "Qualified Plans"); and

         WHEREAS, insurance companies desiring to utilize the Trust as an investment vehicle under their Variable Insurance Products enter into participation agreements with the Trust and the Underwriter (the "Participating Insurance Companies");

         WHEREAS, beneficial interests in the Trust are divided into several series of interests or shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement, as may be amended from time to time by mutual agreement of the parties hereto (each such series is hereinafter referred to as a "Fund"); and

         WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission (the "SEC"), dated February 25, 1999 (File No. 812-11344), granting Participating Insurance Companies and Variable Insurance Product separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (hereinafter the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of a Fund to be sold to and held by Variable
Insurance Product separate accounts of both affiliated and unaffiliated life insurance companies and Qualified Plans (hereinafter the "Shared Funding Exemptive Order"); and

         WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

         WHEREAS, the Underwriter is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD") and serves as principal underwriter of the shares of the Trust; and


1-PH/360848.3

         WHEREAS, the Company has registered or will register certain Variable Insurance Products under the 1933 Act; and

         WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution or under authority of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforementioned Variable Insurance Products; and

         WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Funds on behalf of each Account to fund certain of the aforementioned Variable Insurance Products and the Underwriter is authorized to sell such shares to each such Account at net asset value;

         NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust and each Underwriter agree as follows:


                       ARTICLE I. PURCHASE OF TRUST SHARES

         I.1. The Trust agrees to make available for purchase by the Company shares of the Trust and shall execute orders placed for each Account on a daily basis at the net asset value next computed after receipt by the Trust or its designee of such order, provided that such orders were received by the Company by 2:30 p.m. Eastern time. The Trust acknowledges that it has directed the Company that all orders received by the Company after 2:30 p.m. Eastern time will be executed at the net asset value that is computed at the end of the next Business Day after receipt. For purposes of this Section 1.1, the Company shall be the designee of the Trust for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such order by 8:30 a.m. Eastern time on the next Business Day after receipt (or such later time up to 10:30 a.m. Eastern time on such next Business Day, in the discretion of the Trust), and provided further that the Trust timely made the net asset value available to the Company, pursuant to Section 1.10. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Securities and Exchange Commission. In situations involving late delivery of net asset value by the Trust, Section
1.11 governs.

         I.2. The Trust, so long as this Agreement is in effect, agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Trust calculates its net asset value pursuant to rules of the Securities and Exchange Commission and the Trust shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading.

1-PH/3608.3                         -2-

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Notwithstanding  the foregoing,  the Board of Trustees of the Trust (hereinafter the "Board") may refuse to permit the Trust to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Fund.

         I.3. The Trust agrees that shares of the Trust will be sold only to Participating Insurance Companies and their separate accounts and to certain Qualified Plans. No shares of any Fund will be sold to the general public.

         I.4. The Trust will not make its shares available for purchase by any insurance company or separate account unless an agreement containing provisions substantially the same as in Section 1.3 of Article I, Section 3.5 of Article III, Article VI and Article VII of this Agreement is in effect to govern such sales.

         I.5. The Trust agrees to redeem for cash, on the Company's request, any full or fractional shares of a Trust held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption, provided that such orders were received by the Company by 2:30 p.m. Eastern Time. The Trust acknowledges that it has directed the Company that all requests the Company receives after 2:30 p.m. Eastern Time each Business Day will be executed at the net asset value that is computed at the end of the next Business Day. Subject to and in accordance with applicable laws, and subject to written consent of the Company, the Trust may redeem shares for assets other than cash. For purposes of this Section 1.5, the Company shall be the designee of the Trust for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such order by 8:30 a.m. Eastern time on the next Business Day after receipt (or such later time up to 10:30 a.m. Eastern time on such next Business Day, as determined by the Trust), and provided further that the Trust timely made the net asset value available to the Company, pursuant to Section 1.10. In situations involving late delivery of net asset value by the Trust, Section 1.11 governs.

         I.6. The Company agrees that purchases and redemptions of Fund shares offered by the then current prospectus of the Trust shall be made in accordance with the provisions of such prospectus. The Variable Insurance Products issued by the Company, under which amounts may be invested in the Trust (hereinafter the "Contracts"), are listed on Schedule A attached hereto and incorporated herein by reference, as such Schedule A may be amended from time to time by mutual written agreement of all of the parties hereto. The Company will give the Trust and the Underwriter reasonable notice of its intention to make available in the future, as a funding vehicle under the Contracts, any other investment company.

         I.7. The Company shall pay for Trust shares on the next Business Day after an order to purchase Trust shares is made in accordance with the provisions of Section 1.1 hereof. Payment

1-PH/360848.3                        -3-

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shall  be in  federal  funds  transmitted  by  wire.  The  Trust  shall  pay for redemption of Trust shares on the next Business Day after an order to redeem Trust shares is made in accordance with the provisions of Section 1.5. Payment shall be made in federal funds transmitted by wire. Purchases and redemptions may be netted for purposes of determining payments to be made by the Company and the Trust, provided that all purchases and redemptions are properly accounted for and recorded. For purposes of Section 2.9 and 2.10, upon receipt by the Trust or the Company of the federal funds so wired, such funds shall cease to be the responsibility of the Company or the Trust, as applicable, and shall become the responsibility of the Trust or the Company, as applicable.

         I.8. Issuance and transfer of the Trust's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Trust will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

         I.9. The Trust shall furnish one day advance notice (by electronic means, wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions (other than those which occur through daily mil rates) payable on Fund shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Fund shares in additional shares of that Fund. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

         I.10. The Trust shall make the net asset value per share for each Fund available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Eastern time) and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time. In the event the Trust makes such net asset value available to the Company later than 7:00 p.m., but before 9:00 p.m. Eastern time, the additional time taken by the Trust shall also be allowed to the Company in providing order information required under Sections 1.1 and 1.5.

         I.11 In the event the Trust fails to make such net asset value available by 9:00 p.m. Eastern time, the Trust acknowledges that its delivery of net asset value is late. The Company will execute estimated trades in lieu of actual trades. The following day (T+2), the Company will true-up, trading the difference between the prior day's estimated trades and the prior day's actual trades, including any gain/loss on the difference. The Trust and the Underwriter agree to reimburse the Company for any market exposure it incurs to its detriment on the true-up of actual trades due to the net asset values having been provided late.

         I.12 If the Trust provides the Company with materially incorrect share net asset value information (as determined under SEC guidelines), the Company, on behalf of the Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct

1-PH/360848.3                        -4-
share net asset value and to reimbursement to the extent necessary to cover losses of the Company resulting from such incorrect net asset value information. Any material error in the calculation of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to the Company. Furthermore, the Underwriter shall be liable for the reasonable administrative costs incurred by the Company in relation to the correction of any material error.

                   ARTICLE II. REPRESENTATIONS AND WARRANTIES

         II.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under Section Neb. Rev. St. section 44-402.01 and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

         II.2. The Trust represents and warrants that Trust shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Delaware and all applicable federal and state securities laws and that the Trust is and shall remain registered under the 1940 Act. The Trust shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify the shares for sale in accordance with the laws of the various states, to the extent required by applicable state law.

         II.3. The Trust represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

         II.4. The Company represents that the Contracts are currently treated as life insurance policies or annuity contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Trust immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

1-PH/360848.3                        -5-

         II.5. The Trust represents that to the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, it will have a board of trustees, a majority of whom are not interested persons of the Trust, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

         II.6. The Trust represents that the Trust's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of Delaware and the Trust represents that their respective operations are and shall at all times remain in material compliance with the laws of the State of Delaware to the extent required to perform this Agreement.

         II.7. The Trust represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act.

         II.8. The Underwriter represents and warrants that it is registered with the SEC under the 1934 Act, as a broker/dealer and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), and that it shall remain duly registered in all material respects to the extent required under all applicable federal and state securities laws and that it will perform its obligations for the Trust in compliance in all material respects with the laws of its state of domicile and any applicable state and federal securities laws, including the 1933 Act, the 1934 Act and the 1940 Act.

         II.9. The Trust represents and warrants that its directors, officers, employees, and other individuals/entities dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

         II.10. The Company represents and warrants that all of its directors, officers, employees, investment Underwriter, and other individuals/entities dealing with the money and/or securities of the Trust are covered by a blanket fidelity bond or similar coverage, in an amount not less $5 million. The aforesaid includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Trust and the Underwriter in the event that such coverage no longer applies.

1-PH/360848.3                       -6-

 ARTICLE III. PROSPECTUSES, REPORTS TO SHAREHOLDERS AND PROXY STATEMENTS; VOTING

         III.1. The Trust or its designee shall provide the Company with as many printed copies of the Trust's current prospectus and statement of additional information as the Company may reasonably request. If requested by the Company, in lieu of providing printed copies the Trust shall provide camera-ready film or computer diskettes containing the Trust's prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Trust is amended during the year) to have the prospectus for the Contracts and the Trust's prospectus printed together in one document, and to have the statement of additional information for the Trust and the statement of additional information for the Contracts printed together in one document. Alternatively, the Company may print the Trust's prospectus and/or its statement of additional information in combination with other trust companies' prospectuses and statements of additional information.

         III.2. Except as provided in this Section 3.2., all expenses of printing and distributing the Trust's prospectuses and statements of additional information shall be the expense of the Company. For prospectuses and statements of additional information provided by the Company to its existing owners of Contracts in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of printing and distributing the Trust's prospectuses and statement of additional information shall be borne by the Trust. If the Company chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Trust's prospectus, the Trust will reimburse the Company in an amount equal to the product of x and y where x is the number of such prospectuses distributed to owners of the Contracts, and y is the Trust's per unit cost of typesetting and printing the Trust's prospectus. The same procedures shall be followed with respect to the Trust's statement of additional information. The Company agrees to provide the Trust or its designee with such information as may be reasonably requested by the Trust to assure that the Trust's expenses do not include the cost of printing any prospectuses or statements of additional information other than those actually distributed to existing owners of the Contracts.

         III.3. The Trust's statement of additional information shall be obtainable from the Trust, the Company or such other person as the Trust may designate, as agreed upon by the parties.

         III.4. The Trust, at its expense, shall provide the Company with copies of its proxy statements, reports to shareholders, and other communications (except for prospectuses and statements of additional information addressed in Section 3.2) to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners, and shall bear the cost of distributing such documents to Contract owners.

         III.5.  If and to the extent required by law the Company shall:

                    (i) solicit voting instructions from Contract owners;

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

                    (ii) vote the Fund shares in accordance with instructions received from Contract owners; and

                    (iii) vote Fund shares for which no instructions  have  been
                    received  in   the  same  proportion  as   Trust  shares  of
                    such  Fund for  which  instructions  have been received,

so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any Account in its own right, to the extent permitted by law. The Trust and the Company shall follow the procedures, and shall have the corresponding responsibilities, for the handling of proxy and voting instruction solicitations, as set forth in Schedule B attached hereto and incorporated herein by reference. Participating Insurance Companies shall be responsible for ensuring that each of their separate accounts participating in a Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule B, which standards will also be provided to the other Participating Insurance Companies.

         III.6. The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Trust will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Trust is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Trust will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

         III.7. The Trust shall use reasonable efforts to provide the Trust's prospectuses, reports to shareholders, proxy materials and other Trust communications (or camera-ready equivalents) to the Company sufficiently in advance of the Company's mailing dates to enable the Company to complete, at reasonable cost, the printing, assembling and distribution of the communications in accordance with applicable laws and regulations.


                   ARTICLE IV. SALES MATERIAL AND INFORMATION

         IV.1. The Company shall furnish, or shall cause to be furnished, to the Underwriter, each piece of sales literature or other promotional material in which the Trust or the Underwriter is named, at least five Business Days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use within five Business Days after receipt of such material on account of a material inaccuracy or omission in such material.

1-PH/360848.3                          -8-

         IV.2. The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Trust, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee, except with the permission of the Trust.

    IV.3. The Trust or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its separate account(s) or Contracts are named at least five Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within five Business Days after receipt of such material on account of a material inaccuracy or omission in such material.

         IV.4. The Trust and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts, other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

         IV.5. The Trust will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Trust or its shares, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities.

         IV.6. The Company will provide to the Trust at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the investment in the Trust under the Contracts, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities.

         IV.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following that refer to the Trust or any affiliate of the Trust: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature

1-PH/360848.3                        -9-

(i.e.,  any written  communication  distributed or made  generally  available to
 ----
customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.


                          ARTICLE V. FEES AND EXPENSES

         V.1. The Trust shall pay no fee or other compensation to the Company under this Agreement, except that if the Trust or any Fund adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing.

         V.2. All expenses incident to performance by the Trust under this Agreement shall be paid by the Trust. The Trust shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Trust, in accordance with applicable state laws prior to their sale. The Trust shall bear the expenses for the cost of registration and qualification of Fund shares, preparation and filing of the Trust's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of Fund shares.

         V.3. The Company shall bear the expenses of distributing the Trust's prospectuses and statements of additional information to prospective owners of Contracts.


                           ARTICLE VI. DIVERSIFICATION

         VI.1. The Trust will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Trust will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event of a breach of this Article VI by a Fund, the Trust will take all reasonable steps (a) to notify the Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5.


1-PH/360848.3                        -10-

                        ARTICLE VII. POTENTIAL CONFLICTS

         VII.1. The Board will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Trust. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by Variable Insurance Product owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

         VII.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded.

         VII.3. If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Fund and reinvesting such assets in a different investment medium, including (but not limited to) another Fund of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance policy owners,
                   ----
or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

         VII.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account (at the Company's expense); provided, however that such withdrawal and termination shall be limited to circumstances where material irreconcilable conflict is

1-PH/360848.3                       -11-
determined  by a  majority  of  the  disinterested  members  of  the  Board,  as aforementioned. Any such withdrawal and termination must take place in accordance with the Trust's Mixed and Shared Exemptive Order. During the period any such withdrawal and termination are being implemented, the Distributor and the Trust will, to the extent permitted by law and the Mixed and Shared Exemptive Order, continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

         VII.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the position of the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Underwriter and the Trust shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Trust.

         VII.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict.

         VII.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.


1-PH/360848.3                     -12-

                          ARTICLE VIII. INDEMNIFICATION

         VIII.1.  Indemnification By The Company
                  ------------------------------

         8.1(a) The Company agrees to indemnify and hold harmless the Trust and each member of the Board and each officer of the Trust, the Underwriter and each director and officer of the Underwriter, and each person, if any, who controls the Trust, or the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, an "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of Fund shares or the Contracts and:

          (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or statement of additional information for the
     Contracts or contained in the Contracts or sales literature for the Contracts or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust for use in the registration statement or prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

          (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature of the Trust not supplied by the Company, or persons under its control and other than statements or representations authorized by the Trust or the Underwriter) or unlawful conduct of the Company or persons under its control, with respect to the sale or d istribution of the Contracts or Trust shares; or

          (iii) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make

1-PH/360848.3                       -13-
     the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company; or

          (iv) arise as a result of any failure by the company to provide the services and furnish the materials under the terms of this Agreement; or

          (v) arise out of or result from any material breach of any representation or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

         8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

         8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.


1-PH/360848.3                      -14-

        VIII.2.  Indemnification by the Underwriter
                 ----------------------------------

         8.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, an "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of shares of a Fund or the Contracts and:

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company for use in the registration statement, prospectus, statement of additional information for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

          (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature for the Contracts not supplied by the Trust or persons under its control and other than statements or representations authorized by the Company) or unlawful conduct of the Trust, Underwriter(s) or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

          (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature covering the Contracts, or any amendment thereof or

1-PH/360848.3                        -15-
     supplement thereto, or the omission or alleged o mission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust; or

          (iv) arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement, or

          (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

         8.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities, or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

         8.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.2(d). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.

1-PH/360848.3                      -16-

         VIII.3.  Indemnification by the Trust
                  ----------------------------

         8.3(a). The Trust agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (hereinafter collectively, the "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, and are related to the operations of the Trust and:

          (i) arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement; or

          (ii) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust;

         8.3(b). The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

         8.3(c). The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of the Trust's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this

1-PH/360848.3                     -17-

Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.3(d). The Company agrees promptly to notify the Trust of the commencement of any material litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either Account, or the sale or acquisition of shares of the Trust.


                           ARTICLE IX. APPLICABLE LAW

         IX.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the substantive laws of the State of Delaware.

         IX.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.


                             ARTICLE X. TERMINATION

         X.1. This Agreement shall continue in full force and effect with respect to each Fund until the first to occur of:

     (a) termination by any party for any reason by 180 days advance written notice delivered to the other parties; or

     (b) termination by the Company by written notice to the Trust and the Underwriter with respect to any Fund based upon the Company's determination that shares of such Fund are not reasonably available to meet the requirements of the Contracts; or

     (c) termination by the Company by written notice to the Trust and the Underwriter with respect to any Fund in the event any of the Fund's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or
     (d) termination by the Company by written notice to the Trust and the Underwriter with respect to any Fund in the event that such Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any

1-PH/360848.3                         -18-
     successor or similar provision, or if the Company reasonably believes that the Trust may fail to so qualify; or

     (e) termination by the Company by written notice to the Trust and the Underwriter with respect to any Fund in the event that such Fund fails to meet the diversification requirements specified in Article VI hereof; or

     (f) termination by either the Trust by written notice to the Company if the Trust shall determine, in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, such that the material change will have material adverse effect on the Trust or Underwriter; or

     (g) termination by the Company by written notice to the Trust and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that either the Trust or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

     (h)  termination  by the  Trust or the  Underwriter  by  written  notice to the Company, if the Company gives the Trust and the Underwriter the written notice specified in Section I.6 hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however any termination under this Section X.1(h) shall be effective 120 days after the notice specified in Section I.6 was given.

     (i) At the option of the Trust, in the event that formal administrative proceedings are instituted against the Company by NASD, the SEC, the insurance commissioner or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, with respect to the operation of any Account, or the purchase of the Fund shares, provided, however, that the Trust determines in its sole judgement exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or at the option of the Company, in the event that formal administrative proceedings are instituted against the Trust or Underwriter by the NASD, the SEC, any state securities or insurance department, or any other regulatory body, provided, however, that the Company determines in its sole judgement exercised in good faith, that any such administrative proceedings will have material adverse effect upon the ability of the Trust or Underwriter to perform its obligations under the Agreement.

1-PH/360848.3                      -19-

         X.2.  Notwithstanding  any  termination  of this  Agreement,  the Trust shall, at the option of the Company, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Trust, redemption of investments in the Trust and investment in the Trust upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section X.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

         X.3. The Company shall not redeem Trust shares attributable to the Contracts (as distinct from Trust shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption") or (iii) as permitted by an order of the Securities and Exchange Commission pursuant to
Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Trust the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Trust) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Fund that was otherwise available under the Contracts without first giving the Trust 90 days prior written notice of its intention to do so.


                               ARTICLE XI. NOTICES

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to the Trust:

                  Rydex Variable Trust
                  6116 Executive Boulevard, Suite 400
                  Rockville, MD  20852

         If to Underwriter:

                  PADCO Financial Services, Inc.
                  6116 Executive Boulevard, Suite 400
                  Rockville, MD  20852

1-PH/360848.3                     -20-

         If to the Company:

                  Ameritas Life Insurance Corp.
                  5900 O Street
                  Lincoln, NE  68510


                           ARTICLE XII. MISCELLANEOUS

         XII.1. All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust.

         XII.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

         XII.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         XII.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         XII.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         XII.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with the California Insurance Regulations and any other applicable California law or regulation.

1-PH/360848.3                         -21-

         XII.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

         XII.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that upon 30 days advance written notice a party may assign this Agreement or any rights or obligations hereunder to its affiliate or a company under common control with the party, if such assignee is duly licensed and registered to perform the obligations under this Agreement.

         XII.9. Upon reasonable request by the Trust or the Underwriter, the Company shall furnish, or shall cause to be furnished, to the Trust or the Underwriter, or their designee, copies of the following reports:

     (a) the Company's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP"), if any), as soon as practical and in any event within 90 days after the end of each fiscal year;

     (b)  the Company's quarterly statements  (statutory) (and GAAP, if any), as
          soon   as   practical  and in any  event  within  45  days  after  the end of each quarterly period;

     (c)  any financial statement,  proxy  statement,  notice or  report of  the
          Company  sent  to   stockholders  and/or  policyholders,  as  soon  as
          practical after the delivery thereof to stockholders;

     (d) any registration statement (without exhibits) and financial reports of the Company filed with the Securities and Exchange Commission or any state insurance regulator, as soon as practical after the filing thereof;

     (e) any other report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.

         XII.10 Like other insurance companies and their separate accounts, the Company and the Separate Account could be adversely affected if the computer systems they rely upon do not properly process date-related information and data involving the years 2000 and after. The Company has taken steps it believes are reasonable to timely address this issue in its own computer system, and to obtain assurances that its major service providers are taking comparable steps. At this time, however, there can be no assurance that these steps will be sufficient to avoid any adverse impact on the Company and the Separate Account.

1-PH/360848.3                       -22-

         XII.11 No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by (i) fire, flood, elements of nature or other acts of God, (ii) any outbreak or escalation of hostilities, war, riots or civil disorders in any country, (iii) any act of omission of the other party or any governmental authority; (iv) any labor disputes (whether or not the employees' demands are reasonable or within the party's power to satisfy); or (v) widespread failures in telecommunications or other equipment including equipment which Trust relies upon for net asset value pricing.
In these events, the non-performing party shall be temporarily excused from performance and observance of the obligations so affected only for so long as such circumstances prevail and such party uses commercially reasonable efforts to recommence performance or observance as soon as practicable.


         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.



AMERITAS LIFE INSURANCE CORP.

          /s/Kenneth C. Louis
By:      ______________________________



RYDEX VARIABLE TRUST

         /s/A.P. Viragh Jr.
By:      ______________________________



PADCO FINANCIAL SERVICES, INC.

         /s/A.P. Viragh Jr.
By:      ______________________________




1-PH/360848.3                       -23-


                          AMERITAS LIFE INSURANCE CORP.

                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
                   ------------------------------------------

         Shares of the Funds of the Trust shall be made available as investments for the following Separate Accounts:

    NAME OF SEPARATE ACCOUNT AND                         FORM NUMBER AND NAME OF CONTRACT
DATE ESTABLISHED BY BOARD OF DIRECTORS                      FUNDED BY SEPARATE ACCOUNT
--------------------------------------                   --------------------------------

Ameritas Life Insurance Corp.                        Form 4055 (Flexible Premium Variable Life
Separate Account LLVL (Est. 8/24/94)                 Insurance Policy).

Ameritas Life Insurance Corp.                        Form 4080 (Flexible Premium Deferred
Separate Account LLVA (Est. 10/26/95)                Variable Annuity Policy).





1-PH/360848.3                      -24-

                                   SCHEDULE B

                             PROXY VOTING PROCEDURES
                             -----------------------


The following is a list of procedures and corresponding responsibilities for the handling of proxies and voting instructions relating to the Trust. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall also include the department or third party assigned by the Company to perform the steps delineated below.

1 The proxy proposals are given to the Company by the Trust as early as possible before the date set by the Trust for the shareholder meeting to enable the Company to consider and prepare for the solicitation of voting instructions from owners of the Contracts and to facilitate the establishment of tabulation procedures. At this time the Trust will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2 Promptly after the Record Date, the Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each contract owner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

     Note: The number of proxy statements is determined by the activities described in this Step #2. The Company will use its best efforts to call in the number of Customers to the Trust, as soon as possible, but no later than two weeks after the Record Date.

3 The Trust's Annual Report must be sent to each Customer by the Company either before or together with the Customers' receipt of voting, instruction solicitation material. The Trust will provide the last Annual Report to the Company pursuant to the terms of Section 3.3 of the Agreement to which this Schedule relates.

4 The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Company by the Trust. The Company, at the Trust's expense, shall produce and personalize the Voting Instruction Cards. The Trust or its affiliate must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:

     a        name (legal name as found on account registration)
     b        address
     c        Trust or account number
     d        coding to state number of units

1-PH/360848.3                         -25-
     e individual Card number for use in tracking and verification of votes (already on Cards as printed by the Trust).

(This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

5 During this time, the Trust will develop, produce and pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (the cost of envelopes and return envelopes will be borne by the Trust). Contents of envelope sent to Customers by the Company will include:

     a        Voting Instruction Card(s)
     b        one proxy notice and statement (one document)
     c        return   envelope  (postage  pre-paid  by   the  Company,  to   be
              billed to and paid by the Trust following the proxy) addressed to the Company or its tabulation agent
     d        "urge  buckslip" -  optional,  but recommended.  (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Trust.)
     e        cover letter - optional, supplied by the Company  and reviewed and approved in advance by the Trust

6 The above contents should be received by the Company approximately 3-5 business days before mail date. Individual in charge at the Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to the Trust.

7    Package  mailed by the  Company.
     * The Trust must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not
                                                                             ---
          including,) the meeting, counting backwards.

8 Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

     Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure and has not been required by the Trust in the past.

9 Signatures on Card checked against legal name on account registration which was printed on the Card.

1-PH/360848.3                        -26-

     Note: For Example, if the account registration is under "John A. Smith, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

10 If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer, at the Trust's reasonable expense, with an explanatory letter and a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be not
                                                                             ---
     received for purposes of vote tabulation.  Any Cards that have been "kicked
     --------
     out" (e.g. mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

11 There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount. The reasonable costs of any such internal audit and/or recount will be borne by the Trust.

12 The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Trust receives the tabulations stated in terms of a percentage and the number of shares.) The Trust must
                                                         ------
     review and approve tabulation format.

13 Final tabulation in shares is verbally given by the Company to the Trust on the morning of the meeting not later than 10:00 a.m. Eastern time. The Trust may request an earlier deadline if reasonable and if required to calculate the vote in time for the meeting.

14 A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. The Trust will provide a standard form for each Certification.

15 The Company will be required to box and archive the Cards received from the Customers for a period of six years. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Trust will be permitted reasonable access to such Cards.

16 All approvals and "signing-off' may be done orally, but must always be followed up in writing.





1-PH/360848.3                          -27-                                10/96